UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 4, 2009

                              SKY PETROLEUM, INC.
               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

            333-99455                                 32-0027992
     (Commission File Number)              (IRS Employer Identification No.)


              401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701 (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code:   (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
------------------------------------------------------

Agreement with Robert P. Curt

         On or about July 31, 2009, the Board of Directors appointed Mr. Robert
P. Curt to be a Director to the Company. The Company has agreed, pursuant to its resolution for board services, to grant Mr. Curt the following compensation for his services as a member of the Board of Directors:

         $30,000 per year, payable quarterly;

         $1,200 per meeting of the Board attended; and

         150,000 in Company stock options at a price of $0.50 U.S. per share subject to the provisions of the Plan, one-third (1/3) of the options vesting each year after the date of initial appointment. All options shall terminate seven (7) years after the date of appointment.

Item 5.02. Appointment of a Director
------------------------------------

Appointment of Robert P. Curt

         On or about July 31, 2009, pursuant to its powers under the Company's bylaws to fill vacant seats on the Board, the Board of Directors appointed Robert P. Curt as a Director to the Company. Mr. Curt will receive compensation and benefits as described in Item 1.01 above which is incorporated herein by reference.

         Mr. Curt has over thirty years of experience, primarily as an executive in Marine Transportation and Supply related functions. He is currently a Director, Projects at Mallory, Jones, Lynch, Flynn and Assoc., an independent consultant to the marine industry. Curt retired from ExxonMobil in 2007 after assignments in a variety of positions up to and including General Manager Marine Transportation for ExxonMobil Refining & Supply Company and Managing Director, Qatar Gas Transport Company. He is also a Trustee of the US Merchant Marine Academy and a member of the American Bureau of Shipping's Advisory Council and Nominating Committee and serves on the boards of two publicly traded shipping and ship building companies. Bob is a 1972 graduate of the U.S. Merchant Marine Academy and holds an MBA in Finance from Iona College.

         The Company is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Noonan and any other director, executive officer, or other nominees. The Company knows of no transactions involving the Company during the last two years in which Mr. Curt has a direct or indirect interest.

                                   SIGNATURES


         In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SKY PETROLEUM, INC.
                                          (Registrant)


Dated:  August 4, 2009                    By:  /s/ Michael D. Noonan
                                               ---------------------------
                                          Michael D. Noonan
                                          VP Corporate


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